SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

Ralcorp Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

800 Market Street, Suite 2900
St. Louis, MO	63101
(Address of principal	(Zip Code)
executive offices)

(314) 877-7000
(Registrant's telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

The Registrant, Bank One, N.A., as Agent, and the lenders named therein, amended the existing $275,000,000 Credit Agreement; a copy of the amendment is attached hereto as Exhibit 10.1 and the text is incorporated by reference herein. The Amendment increased the pro forma Total Debt to Adjusted EBITDA (each term as defined in the Credit Agreement) ratio threshold at which the Registrant is required to seek lenders’ consent for acquisitions from 2.75:1 to 3.25:1; increased the Registrant’s maximum permissible Total Debt to Adjusted EBITDA ratio from 3.00:1 to 3.50:1; and added a level to the Registrant’s fee percentage grids accordingly. The Registrant’s Total Debt to Adjusted EBITDA ratio, as of December 31, 2003, adjusted for the acquisition of the assets of Concept 2 Bakers, was 2.87:1.

Item 7.	Exhibits.

Exhibit 10.1	Amendment No. 1 dated as of March 19, 2004, to $275,000,000 Credit Agreement among Ralcorp Holdings, Inc., the lenders named therein, and Bank One, N.A., as Agent, dated as of October 16, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: March 22, 2004	By: /s/T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Amendment No. 1 dated as of March 19, 2004, to $275,000,000 Credit Agreement among Ralcorp Holdings, Inc., the lenders named therein, and Bank One, N.A., as Agent, dated as of October 16, 2001.